EXHIBIT 10.2
                                            MINERAL LEASE-PRIVATE LAND



This Minerals Lease ("Lease") is effective this 1st day of January, 1998, by and between Au Consolidated, Inc, an Arizona corporation (Lessor") and Cochise Mining Corporation, a Delaware corporation ("Lessee").

In consideration of the mutual promises of Lessor and Lessee stated in this lease, Lessor and Lessee agree as follows:

1. a. Lessor hereby leases to Lessee for the purposes of exploring for, developing, mining, recovering, processing, transporting and otherwise using, enjoying and exploiting Minerals in a prudent manner, all of Lessor's right, title and interest in and to all minerals of whatever type and in whatever form in, on or under the Leased Premises described in Exhibits A, B, and C to this Mineral Lease together with all of Lessor's rights to use, occupy or consume the surface of the Leased Premises.

         b. The rights of Lessee under this Lease shall be subject to the right of Lessor to use the Leased Premises for any and all purposes not detrimental to Lessee's use of the Leased Premises for the purposes permitted to Lessee by Paragraph 1.a.

         c.       Lessor warrants and represents that:

         (i) it is the owner of the Leased Premises described in Exhibit A;

                  (ii) it is the holder of Placer Mining Claims issued by the United States Bureau of Land management for the Leased Premises described in Exhibit B;

                  (iii) it is the holder of valid mining claims leased from the State of Arizona for the Leased Premises described in Exhibit C;

                  (iv) and it has not made any prior transfer of any interest in the Leased Premises.

         d. Lessor shall have no responsibility for obtaining or maintaining access to the Leased Premises for Lessee. Lessee may us whatever rights of access Lessor may have to the Leased Premises.

2. a. This Lease shall be effective and in full force for a Term commencing with the date of this Lease and ending on the earliest of:

                  (i) The date which is the later of the following described term: Ten (10) years from the date of this Lease or for so long thereafter until Minerals from Leased Premises or any part thereof cease being produced in commercial quantities for any calendar quarter; or

                  (ii)  the date of cancellation pursuant to Paragraph 13; or

                  (iii) the date of surrender pursuant to Paragraph 13.

         b. Commencing on the date of this lease the Lessee shall pay Lessor a quarter annual lease payment. Payment shall be due commencing the date of this Lease and on the same date in each ensuing quarter year. If a payment is not received within 10 days of its due date a delinquent penalty equal to 10% of the payment due shall be assessed. The payments due Lessor and their due dates shall be as follows:

                 (i)  A payment in the amount of $10,000.00 due January 1, 1998;

                 (ii)  April 1, 1998, the sum of $54,000.00;

                 (iii)  July 1, 1998, the sum of $54,000.00;

                 (iv)  October 1, 1998, the sum of $54,000.00;

                  (v)  Commencing  January 1, 1999 and every quarter year
                         thereafter for so long as this Lease is effective the sum of $100,000.00.

         c. Lessee shall be under no obligation to commence mining operations on the Leased Premises, however, in the event Lessee removes Minerals from the Leased Premises, Lessee shall, at the end of each calendar quarter, calculate a production royalty due Lessor. The amount due Lessor as a production royalty shall be equal to five (5.0%) percent of the Net Smelter Returns received by the Lessee in the previous calendar quarter less the amount paid to Lessor under Paragraph 2-b above for the previous quarter. If the result of this calculation is negative Lessee will owe no production royalty for that quarter year. This calculation shall be performed for each calendar quarter and there will be no carry forward of any credits from prior quarters. Payments shall be made on a quarterly basis and shall be due 20 days after the end of each quarter.

         d. Net Smelter Return shall mean the total receipts from the mill, refinery, smelter or other purchaser for production from the Leased Premises, less only (i) the transportation costs from the Leased Premises to the place of sale if paid by Lessee, and (ii) the costs, penalties, treatment charges and other charges paid by Lessee (or deducted from the amount paid to Lessee) by the mill, refinery, smelter or other purchaser.

3. a. Lessee shall work and operate on the Leased Premises as a diligent, prudent operator during the Term in accordance with commonly accepted methods so as to discover, develop, mine remove the maximum amount of Minerals consistent with good mining practices and with due regard to the development and preservation of the Leased Premises as mineral property, Lessee shall make no permanent alterations in watercourses which cross or border the Leased Premises without prior written consent of Lessor, any state or federal agency or surface owner, if required. Lessor's consent shall not be unreasonable withheld. Prior to disposal of waste rock or tailing or the construction of building or other permanent structures upon the Leased Premises, Lessee shall determine, by drilling to reasonable depth at reasonable spacing, that no economic or possible economic ores or minerals occur at reasonable open pit depth beneath any site proposed for such disposal or construction Lessee shall notify Lessor of its plans to dispose or construct and of the results of its drilling prior to commencing disposal or construction.

         b. Lessee shall have the right to cross-mine and to commingle ore and minerals from the Leased Premises with ore and minerals from other properties owned, leased or controlled by Lessee, provided, however, that before commingling, Lessee shall calculate from representative samples the average grade of the ore from the Leased Premises and shall either weigh or volumetrically calculate the number of tons of ore from the Leased Premises to be commingled. As other products are produced from the commingled ores, Lessee shall calculate from representative samples the average percentage recovery of other products from the commingled ores during each month. In obtaining representative samples, calculating the average grade of commingled ores and average percentage of recovery, Lessee may use any procedures acceptable in the mining and metallurgical industry which Lessee believes to be accurate and cost effective for the type of mining and processing activity being conducted, and Lessee's choice of such procedures shall be final and binding on Lessor. The records relating to commingled ores shall be available for inspection by Lessor, at Lessor's sole expense, at all reasonable times.

4. a. Lessor or its authorized representatives may enter, during ordinary business hours, into and upon all parts of the Leased Premises and Lessee's facilities off the Leased Premises where Minerals from the Leased Premises are weighed, sampled, assayed, or processed for the purposes of making inspections or visual surveys or taking samples. Lessee shall, at Lessee's cost, assist Lessor or its representatives in the conduct of any inspections, visual surveys or sampling. Lessee shall furnish summary reports to the Lessor, including maps and assay reports showing all factual data concerning all of the mining, development and exploration work done or in progress upon the Leased Premises together with all assays made. Lessee shall furnish such reports on a quarterly basis beginning three months after the date of this Lease. Each report shall be complete as of the preceding three months and shall be submitted within 30 days after the three month period.

         b. Lessee shall maintain complete and accurate books and records of Lessee's activities on or related to the Leased Premises and the production or discovery of minerals. Lessor shall have the right to inspect, review, and copy, at Lessor's expense, all books and records related to Lessee's activities on the Leased Premises.

5. a. Lessee shall, at its sole expense, discharge, remove satisfy and take all other action to eliminate any and all liens and encumbrances, except those existing prior to the date of this Lease or resulting from taxes not yet due and payable, which attach to or are imposed against any interest in any portion of the Leased premises or any other properties of Lessor of whatever nature or type and arise out of Lessee's acts or omissions. Whenever any person threatens any action which might result in the imposition or attachment of any such lien or encumbrance, Lessee shall, at its sole expense, take all reasonable action necessary to prevent the imposition or attachment of any such lien or encumbrance. Lessee shall have the right to contest in good faith the imposition of any such lien or encumbrance.

         b. In the event Lessee fails to perform the obligations of Paragraph 5.a., Lessor, after 15 days notice to Lessee, may take such other action to eliminate such lien, encumbrance or threat. Lessee shall fully reimburse Lessor for all costs and expenses involved in such discharge, removal, satisfaction and action.

         c. Lessor warrants that the only liens on the Leased Premises are described in Exhibit D.

6. Lessee shall file with the proper governmental authorities any renderings or returns required covering its mineral estate in Minerals, its operations on the Leased Premises, the Minerals produced from the Leased Premises, and all personal property which Lessee may place upon the Leased Premises. Lessee shall pay all valid taxes, charges, rates and assessments which may be levied upon, or assessed in any respect upon or against, its mineral estate in Minerals, its operations on the Leases Premises, the Minerals produced from the Leased Premises, and all personal property which Lessee may place upon the Leased Premises, together with all increases in the taxes, charges, rates or assessments upon the Leased Premises by reason of the discovery or production of Minerals by Lessee or on account of all improvements and facilities erected upon the Leased Premises. In the event such taxes, charges, rates or assessments are included in the general amount of taxes, charges, rates or assessments charged Lessor and Lessor pays such taxes, then Lessee shall promptly repay or refund to Lessor the amount of the tax, charge, rate or assessment for which Lessee is obligated under this Lease. All payments by Lessor on account of Lessee shall bear interest at the prevailing prime rate as established by Bank One Arizona, N.A., plus 1% per annum commencing 30 days after written notice to Lessee and continuing until paid.

7. a. Lessee shall release, indemnify and defend Lessor from and against all liability, cost and expense (including, without limitation, attorneys fees in addition to costs of suit and judgment) for loss of or damage to any property other than that which normally occurs in a prudent exploration and mining operation, or loss of the use thereof or for injury or death of any person arising or resulting from:

         (i) the use of the Leased Premises by Lessee, its agents, employees, or invitee; or,

                  (ii) Lessee's breach of any provision of this Lease not caused or contributed by the negligence of Lessor, its employees, agents, or invites.

         b. Lessee shall, at its expense, comply with all applicable statutes, regulations, rules and orders of all governmental bodies with jurisdiction over the Leased Premises or Lessee's activities on the Leased Premises, regardless of when they become or became effective, including, without limitation, those relating to health, safety, noise, environment protection, reclamation, waste disposal, and water and air quality. Lessee shall furnish Lessor with satisfactory evidence of such compliance upon request of Lessor. Should any discharge, leakage, spillage, emission or pollution of any type occur upon the Leased Premises due to Lessee's use and occupancy, Lessee, at its expense, shall clean and restore the Leased Premises to standards equal to or exceeding the standards imposed by any governmental body having jurisdiction over the Leased Premises. Lessee shall indemnify, hold harmless and defend Lessor against all liability, cost and expense (including without limitation any fines, penalties, judgments, litigation costs and attorneys' fees) incurred by Lessor as a result of lessee's breach of this Paragraph 7, or as a result of any discharge, leakage, spillage, emission or pollution, due to Lessee's use and occupancy, regardless of whether such liability, cost or expense arises during or after the Term, unless such liability, cost or expense is proximately caused solely by the active negligence of Lessor.

         Lessee shall pay all amounts due Lessor under this Paragraph 8 within 30 days after any such amounts become due.

8. Upon commencement of mining operations on the Leased Premises and thereafter Lessee shall carry and maintain at all times the following insurance coverage which shall name Lessor as an addition named insured:

         (i) Workers' Compensation including Occupational Disease with a minimum limit of liability of $500,000 for Employers Liability;

         (ii) Comprehensive General Liability with limits not less than $1,000,000;

         (iii) "All Risk" physical damage insurance on all surface facilities.

         (iv) Excess Umbrella Liability Coverage with limits of not less than $5,000,000 covering its operations under this Lease.

         Lessee shall provide Lessor with evidence that the required insurance is in effect on an annual basis.

9. Upon the expiration, termination or cancellation of this Lease, Lessee shall surrender the Leased Premises in good order and condition and in compliance with all governmental laws, ordinances, rules, regulations, requirements and orders affecting conditions or the activities of Lessee on the Leased Premises including, but not limited to, those relating to the reclamation, restoration, reconditioning or conservation of lands and waters or to air and water quality, which are in effect or which become effective during the Term. Lessee shall have 6 months from date of expiration termination, or cancellation to remove all its machinery, tools, facilities, and improvements from the Leased Premises; provided however, that no tools, machinery, facilities, or improvement shall be removed while Lessee may be in any manner indebted to Lessor under any obligation imposed by this Lease. Lessee shall not remove any timbers or improvements which may be necessary or desirable to leave in the Leased Premises to protect their value as a mining property unless prior written approval is obtained from Lessor. When any mining operations are suspended and upon the expiration, termination or cancellation of this Lease, Lessee shall backfill or in some manner effectively close or blockade all shafts, tunnels, or other surface openings and shall fence all surface pits and depressions on the Leased Premises. Lessee shall also post appropriate warning signs at or near all surface openings and provide such other safeguards to persons and property. Lessee shall comply with all laws and regulations of the State of Arizona and the United States of America as they pertain to reclamation of the surface of the Leased Premises. Lessee shall reclaim the Leased Premises to standards and regulations of the United States Bureau of Land Management in the vicinity of the Leased Premises.

10. Any notice to be given to Lessor shall be addressed: Au Consolidated, Inc., 10959 West Yukon Ave., Sun City, Arizona 85379. Any notice to be given to Lessee shall be addressed: c/o LS Capital Corporation, Suite 250, 15915 Katy Freeway, Houston, Texas 77094. If mailed, all notices shall be by certified mail and shall be deemed received 3 days after mailing.

11. No termination, expiration or cancellation of this Lease shall release Lessee from any liability or obligation under this Lease, whether of indemnity or otherwise, resulting from or relation to any acts, omissions or events happening prior to the date of termination, expiration or cancellation.

12. a. Lessor may transfer all its interest in this Lease to any person provided that it shall give notice of the transfer to Lessee within 30 days after transfer. Lessee may not transfer its interest without first obtaining the written approval of Lessor, which approval shall not be unreasonable withheld.

         b. This Lease shall inure to the benefit of and be binding upon the heirs, administrators, executors, personal representatives, successors and assigns of Lessor and Lessee.

13. a. This Lease concerns lands located in Arizona and will be performed in Arizona. This Lease shall be governed and construed according to the laws of Arizona. All judicial proceedings arising out of or relating to this Leases shall be brought in Arizona.

         b. Except for the remedy of cancellation, all remedies available at law or in equity shall be available to Lessor or Lessee. Lessor and Lessee intend that this Lease shall be beneficially enforceable against either party in the event of breach of such party. Cancellation shall only be available pursuant to Paragraph 13.d.

         c.  Lessor and  Lessee  shall  continue  to  perform  and not  withhold performance in any respect during periods of breach. Continuation of performance, including the receipt of any payment by a non-breaching party with knowledge of the breach, shall not constitute a waiver of any rights under this Lease. Notwithstanding the foregoing, Lessor may seek and obtain appropriate judicial action including restraining orders, injunctions and other decrees, to prevent Lessee from continuing operations on the Leased Premises which cause or imminently threaten to cause irreparable damage to the Leased Premises or waste of Minerals.

         d. If Lessee fails to comply with any term or condition of this Lease or fulfill any obligation hereunder (other than failure to make payments when due) within 30 days after the receipt of notice from Lessor specifying the nature of the default, Less may cancel this Lease by written notice to Lessee. If the default cannot be completely cured within the 30 day period, this Lease shall not be cancelled provided that Lessee commences correction of the default within the 30 day period and thereafter proceeds with reasonable diligence and in good faith and effects the remedy as soon as possible. If Lessee fails to make any payment of any money to Lessor when due, Lessor may cancel this Lease upon written notice to Lessee and Lessee's failure to pay the full amount due within 30 days after Lessor's notice. In no event shall cancellation be the exclusive remedy of Lesser. Nothing in this Paragraph 13.d shall be deemed to waive any right Lessee may have to contest such alleged default.

         e. Commercial frustration, commercial impracticability or the occurrence of unforeseen events renders performance of this Lease uneconomical shall not constitute an excuse of nonperformance of any obligation imposed by this Lease on Lessee.

14. a. Only written modifications of this Lease, signed by both parties shall be effective.

         b. No rights under this Lease shall be waived unless the party having the rights expressly waived them in a written instrument identified as a waiver.

LESSOR:

Au Consolidated, Inc.

By:  /s/ Frank Cobb

Its:  President


LESSEE

Cochise Mining Corporation

By: /s/ Paul J. Montle

Its: Vice President

                                                     EXHIBIT A

                                                 LEGAL DESCRIPTION

                                               PRIVATELY OWNED LAND

The Southwest 1/4 of Section 25, Township 12 South, Range 27 East, Cochise County Arizona (160 acres more or less)

                                                     EXHIBIT B

                                                 LEGAL DESCRIPTION

                                  PLACER MINING CLAIMS BUREAU OF LAND MANAGEMENT

Township 11 South, Range 28 East, Graham County Arizona:

           1.     The North 1/2 and the Southeast 1/4 of Section 19

           2.     All of Section 20

           3.     The West 1/2 of Section 21

           4.     The East 1/2, the Northwest

           5.     All of Sections 23, 24, 25, 26

           6. The South 1/2, the Northeast 1/4, and the South 1/2 of the Northwest 1/4 of Section 27

           8. The Southeast 1/4, the South 1/2 of the Northeast 1/4, The East 1/2 of the Southwest 1/4 of Section 28

9.       All of Section 29

10.      The East 1/2 of both Sections 30 and 31

11. All of Sections 32, 33, 34, 35, 36


Township 11 South, Range 29 East, Graham County Arizona

1.       All of Section 19

(10,320 acres more or less)

                                                     EXHIBIT C

                                                LEGAL DESCRIPTIONS

                                          STATE OF ARIZONA MINING CLAIMS

Township 12 South, Range 26 East, Cochise County Arizona

1.       All of Sections 35 and 36


Township 13 South, Range 26 East, Cochise County Arizona

1.       All of Sections 2, 3, and 13 and the West 1/2 of Section 10


Township 12 South, Range 27 East, Cochise County Arizona

           1.     All of Sections 1, 2, 4, 5, 6, 10, 11, 12, 13, 14, 24

            2.    The North 1/2 and the Southeast 1/4 of Section 25

           3.     All of Sections 34 and 35

4.       The North 1/2 and the Southwest 1/4 of Section 36


Township 13 South, Range 27 East, Cochise County Arizona

           1.     All of Sections 2, 3, 4

           2. The North 1/2, the North 1/2 of the Southwest 1/4, the Southwest 1/4 of the Southwest 1/4 of Section 9

           3.     The West 1/2 of Section 10

           4.     The West 1/2 and the Southwest 1/4 of the Southeast 1/4 of
                  Section 11

           5. The East 1/2, the Northwest 1/4, the East 1/2 of the Southwes 1/4 of Section 17


Township 12 South, Range 28 East, Cochise County Arizona

           1.     All of Sections 1, 3, 5, 6, 7, 8, 9, 11, 12, 18, 19, 30

           2.     The East 1/2 and the Southwest 1/4 of Section 2

           3.     The West 1/2 of Sections 4 and 29

           4.     The Northwest 1/4 of Section 17

5.       The Southwest 1/4 of Section 20

6. The North 1/2 of Section 31


Township 11 South, Range 27 East, Graham County Arizona

1.       All of Sections 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32,
         33, 34, 35, 36


Township 11 South, Range 26 East, Graham County Arizona

1.   All  of Sections 23, 24, 25


Township 11 South, Range 28 East, Graham County Arizona

1.   The West 1/2 of Section 30


(39,800 acres more or less)

                                                     EXHIBIT D

                                                       LIENS

There is a lien against the real property described in Exhibit A in the approximate amount of $105,000,00 which is held by the prior owner.